EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference of our report, dated January 25, 2001, (February 22, 2001, as to the second paragraph of Note 3) with respect to the financial statements of Winland Electronics, Inc. (the “Company”) included in this Form 10-KSB into the Company’s previously filed Registration Statements on Form S-3, No. 333-00723, and Form S-8, No. 33-46710, No. 33-73328, No. 33-81880, No. 333-27727, No. 333-27729, and No. 333-45216.

/s/ McGladrey & Pullen, LLP

Minneapolis, MN
March 26, 2001